Exhibit 99.1

CONSOLIDATED BALANCE SHEETS
(In thousands)	September 30, 2005 (a)	December 31, 2004
ASSETS
Current Assets:
Cash and cash equivalents	$109,159	$215,557
Accounts receivable, net	37,553	38,634
Other current assets	59,956	51,457
Assets held for sale	3,389	3,389

Total current assets	210,057	309,037

Property and equipment, net	3,404,389	2,273,356
Goodwill and other intangible assets, net	4,290,263	1,577,986
Deferred income taxes	510,182	633,814
Notes receivable and other long-term assets	370,768	291,779

Total	$8,785,659	$5,085,972

		.
LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities:
Accounts payable and accrued expenses	$194,160	$121,672
Accrued interest	41,993	39,466
Current portion of long-term obligations	2,241	138,386
Other current liabilities	74,847	32,681

Total current liabilities	313,241	332,205

Long-term obligations	3,637,916	3,155,228
Other long-term liabilities	190,172	121,505

Total liabilities	4,141,329	3,608,938

Minority interest in subsidiaries	5,916	6,081

STOCKHOLDERS' EQUITY
Class A Common Stock	4,110	2,297
Additional paid-in capital	7,265,983	4,012,425
Accumulated deficit	(2,623,652)	(2,539,403)
Unearned compensation	(3,661)
Treasury stock	(4,366)	(4,366)

Total stockholders' equity	4,638,414	1,470,953

Total	$8,785,659	$5,085,972

Note:

(a)	The allocation of the SpectraSite purchase price is based on a preliminary third-party valuation and management's estimates and assumptions which are subject to adjustment as additional information is obtained and the third-party valuation is finalized.

UNAUDITED CONDENSED
CONSOLIDATED STATEMENTS OF OPERATIONS (In thousands, except per share data)	Three Months Ended September 30,		Nine Months Ended September 30,
	2005 (a)	2004	2005 (a)	2004
REVENUES:
Rental and management	$260,791	$174,946	$626,970	$507,109
Network development services	3,955	5,935	10,191	14,855

Total operating revenues	264,746	180,881	637,161	521,964

OPERATING EXPENSES:
Rental and management	87,717	59,838	207,285	177,034
Network development services	2,901	5,134	8,434	12,040
Depreciation, amortization and accretion	116,752	81,569	283,507	248,378
Corporate general, administrative and development expense	11,887	6,861	25,303	20,391
Impairments, net loss on sale of long-lived assets, restructuring and merger related expense	6,087	6,517	10,337	15,804

Total operating expenses	225,344	159,919	534,866	473,647

INCOME FROM OPERATIONS	39,402	20,962	102,295	48,317

OTHER INCOME (EXPENSE):
Interest income, TV Azteca, net	3,609	3,584	10,691	10,776
Interest income	1,351	1,166	2,858	3,402
Interest expense	(57,651)	(65,631)	(165,410)	(202,809)
Loss on retirement of long-term obligations	(14,420)	(47,951)	(45,850)	(87,392)
Other income (expense)	1,112	(1,176)	622	(2,035)

Total other expense	(65,999)	(110,008)	(197,089)	(278,058)

LOSS FROM CONTINUING OPERATIONS BEFORE INCOME TAXES, MINORITY INTEREST AND LOSS ON EQUITY METHOD INVESTMENTS	(26,597)	(89,046)	(94,794)	(229,741)

Income tax benefit	6,646	30,396	14,830	62,683
Minority interest in net earnings of subsidiaries	(128)	(271)	(239)	(2,184)
Loss on equity method investments	(70)	(611)	(2,120)	(1,851)

LOSS FROM CONTINUING OPERATIONS	(20,149)	(59,532)	(82,323)	(171,093)

LOSS FROM DISCONTINUED OPERATIONS, NET	(721)	(590)	(1,926)	(2,464)

NET LOSS	$(20,870)	$(60,122)	$(84,249)	$(173,557)

BASIC AND DILUTED NET LOSS PER COMMON SHARE AMOUNTS
Loss from continuing operations	$(0.06)	$(0.26)	$(0.31)	$(0.77)
Loss from discontinued operations		$(0.01)	$(0.01)	$(0.01)

BASIC AND DILUTED NET LOSS PER COMMON SHARE	$(0.06)	$(0.27)	$(0.32)	$(0.78)

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING	334,141	224,839	265,411	222,948

Note:

(a)	The allocation of the SpectraSite purchase price is based on a preliminary third-party valuation and management's estimates and assumptions which are subject to adjustment as additional information is obtained and the third-party valuation is finalized.

UNAUDITED CONDENSED
CONSOLIDATED STATEMENTS OF CASH FLOWS (In thousands)	Nine Months Ended September 30,
	2005	2004
CASH FLOWS PROVIDED BY OPERATING ACTIVITIES:
Net loss	$(84,249)	$(173,557)
Non-cash items reflected in statements of operations, primarily depreciation and amortization	357,597	356,243
Decrease (increase) in assets	4,916	(132)
Decrease in liabilities	(18,060)	(33,391)

Cash provided by operating activities	260,204	149,163

CASH FLOWS (USED) FOR PROVIDED BY INVESTING ACTIVITIES:
Payments for purchase of property and equipment and construction activities	(59,228)	(28,612)
Payments for acquisitions	(5,668)	(27,843)
Payment for acquisition of Mexico minority interest	(7,270)	(3,947)
Cash acquired from Spectrasite merger, net of transaction costs	34,081
Proceeds from sale of businesses and other long-term assets	3,800	23,499
Deposits, investments and other long-term assets	(1,099)	325
Restricted cash and investments		170,036

Cash (used for) provided by investing activities	(35,384)	133,458

CASH FLOWS USED FOR FINANCING ACTIVITIES:
Repayment of notes payable, credit facility and capital leases	(426,450)	(1,523,835)
Proceeds from issuance of debt securities		570,000
Net proceeds from stock options and other	46,037	23,460
Borrowings under credit facility	50,000	700,000
Deferred financing costs and other financing activities	(805)	(30,878)

Cash used for financing activities	(331,218)	(261,253)

NET (DECREASE) INCREASE IN CASH AND CASH EQUIVALENTS	(106,398)	21,368
CASH AND CASH EQUIVALENTS, BEGINNING OF YEAR	215,557	105,465

CASH AND CASH EQUIVALENTS, END OF PERIOD	$109,159	$126,833

CASH PAID FOR INCOME TAXES	$13,952	$1,902

CASH PAID FOR INTEREST	$131,371	$173,718

SIGNIFICANT MERGER RELATED NON-CASH TRANSACTION:
Fair value of Class A common stock issued and options and warrants assumed in connection with the SpectraSite merger	$3,118,393